SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                      SHARES PURCHASED     AVERAGE
                        DATE              SOLD(-)          PRICE(2)
 COMMON STOCK-OIL DRI CORPORATION OF AMERICA
          GAMCO ASSET MANAGEMENT INC.
                       6/12/07          105,000            16.9100
                       6/12/07              500            16.9300
                       6/12/07              400            16.9650
                       6/12/07              500            16.9800
                       6/12/07              500            16.9900
                       6/12/07            1,500            16.9953
                       6/12/07              600            17.0567
                       6/12/07              300            17.2767
                       6/11/07            3,500            17.4500

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NYSE.

(2) PRICE EXCLUDES COMMISSION.